Exhibit 10.99

Federal Communications Commission
Washington, D.C. 20554
July 10, 2007
NeuStar, Inc.
46000 Center Oak Plaza,
Sterling, Virginia 20166
Attn.: Amy Putnam

Re:	Notification of Intent to Exercise Option & Notification of Exercising of Option Contract No. CON01000016
Dear Ms. Putnam:
In accordance with FAR Clause 52.217-9, Option to Extend the Term of the Contract, the purpose of this letter is notify you of the Government’s intent to exercise Option Period 4e. Concurrently, the contract is hereby unilaterally modified to exercise the Option Period. A copy of the executed modification is enclosed.
If you have any questions regarding this matter, please contact me, on 202-418-0932 or at anthony.wimbush@fcc.gov.

Sincerely,

Anthony S. Wimbush
Contracting Officer

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1. CONTRACT ID CODE PAGE OF PAGES 1 I 1
2. AMENDMENT/MODIFICAITON NO. 0031
3. EFFECTIVE DATE 07/10/07
4. REQUISITION/PURCHASE REQ. NO.
5. PROJECT NO. (If applicable)
6. ISSUED BY CODE
FCC/ Contracts and Purchasing Center 445, 12th Street., SW Washington, DC 20554
7. ADMINISTERED BY (If other than Item 6) CODE
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)
Neustar, Inc. 4600 Center Oak Plaza Sterling, VA 20166
☑     9A. AMENDMENT OF SOLICITATION NO.
9B. DATED (SEE ITEM 11)

10A. MODIFICATION OF CONTRACT/ORDER NO. CON01000016

10B. DATED (SEE ITEM 11) 06/15/01
CODE FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment your desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required)
No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☑     C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.217-9, Option to Extend the Term of the Contract
☑     D. OTHER (Specify type of modification and authority) FAR 1.6, Authority of the Contracting Officer
E. IMPORTANT: Contractor ☑ is not, ☐ is required to sign this document and return ___ copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this unilaterally executed modification is to exercise Option Period 4d. The period of performance is hereby extended from July 15, 2007 through August 14, 2007. Funding in the amount of $292,669.38 is funded via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.
Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)                    16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
UNILATERAL MODIFICATION                     Anthony S. Wimbush
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED 16C. UNITED STATES OF AMERICA 16C. DATE SIGNED
(Signature of person authorized to sign) (Signature of Contracting Officer) 07/10/2007
NSN 7 540- 01 -152-8070 Previous edition unusable
STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE A Page 1 of 3
2. AMENDMENT/MODIFICATION NO. 3. EFFECTIVE 4. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) 0032 DATE 08/10/2007
6. ISSUED BY CODE 00001 7. ADMINISTERED BY (If other than Item 6) CODE
FCC Contracts and Purchasing Center 445 12th St., SW, Washington, DC 20554
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code)
9A. AMENDMENT OF SOLICITATION NO. Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9B. DATED (SEE ITEM 11)
☑ 10A. MODIFICATION OF CONTRACT/ORDER NO. CON01000016
☑ 10B. DATED (SEE ITEM 13)
CODE            FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted: or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE
☐      A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐      B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐     C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☑     D. OTHER (Specify type of modification and authority) FAR 43.103 (a) 3, “MUTUAL AGREEMENT”
E. IMPORTANT: Contractor ☐ is not, ☑ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 48 into the contract. COP # 48 is accepted at a cost of $87,460.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.
Contractor’s Release: In consideration of the modification agreed to here in as complete equitable adjustment for NeuStar Inc. interim P-ANI Administrator proposal dated August 17,2007, NeuStar Inc. hereby releases the Government from any and all liability under this contract for further equitable adjustments attribuable to such facts or circumstances giving rise to the interim P-ANI Administrator proposal for adjustment.
Digitally signed by Amy L. Putnam
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Anthony Wimbush
15B. CONTRACTOR/OFFEROR 15C. DATE SIGNED 16B. United States of America 16C. DATE SIGNED
(Signature of person authorized to sign) (Signature of Contracting Officer) 8-21-07
NSN7540-01-152-8070
PREVIOUS EDITION
UNUS/BLE
STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

Line Item Summary
Document Number CON01000016/0032
Title Pooling Administrator - Neustar

Line Item Number                    Description          Delivery Date (Start Date to End date)
Quantity Unit of Issue     Unit Price     Total Cost
Questions may be addressed to Tony Wimbush @anthony.wimbush@fcc.gov.
No Changed Line Item Fields
Previous Total: Modification Total: Grand Total:

Address Detail
Title
Pooling Administrator — Neustar
Document Number
CON01000016/0032
Page
3 of 3
Shipping Addresses
Cede            Detail
0001 Org: FCC Warehouse Addr: 9300 E. Hampton Drive
Capital Heights MD 20743 Attn: No Contacts Identified Phone :( ) — ext. Fax: ( ) — ext.
Invoice Addresses
Code          Detail
0001          Org: FCC /Accounts Processing Branch
Addr: Financial Operations Division
445 12th St., SW

Washington DC 20554 Attn: No Contacts Identified Phone: ( ) — ext. Fax: ( ) — ext.

Change Order Proposal #48 re: IRNA	Revised August 17, 2007
Interim p-ANI Administrator
Change Order Proposal #48
In Response to
Federal Communications Commission (FCC)
Letter postmarked September 11, 2006
Revised August 17, 2007

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Change Order Proposal #48 re: IRNA	Revised August 17, 2007
Table of Contents

1.0 Introduction	3
1.1 Purpose and Scope	3
1.2 Contractual Compliance	3
2.0 Background	4
3.0 NeuStar’s Proposed Solution	6
4.0 Staff and Administration	8
5.0 Assumptions and Risks	9
5.1 Assumptions	9
5.2 Risks	9
6.0 Cost	10
7.0 Conclusion	11

© NeuStar, Inc. 2007	NeuStar Proprietary and Confidential	ii

PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007
1.0 Introduction
1.1 Purpose and Scope
This change order proposal is the third in a series, and was prepared in response to a request from the contracting officer, to update the revised Change Order #48, dated June 29, 2007. The original change order proposal was developed in response to the letter from Mr. Thomas Navin, Chief, FCC Wireline Competition Bureau, and the subsequent National Pooling Administrator Contract Modification #21 received from the Contracting Officer on October 4, 2006. These documents directed the Pooling Administrator to assume the functions of the Interim e9-1-l Routing Number Administrator (IRNA), as that term is defined in the pANI Interim Assignment Guidelines for ESQK prepared by the North American Number Council (NANC) p-ANI Issues Management Group (p-ANI IMG), as revised December 5, 2005.
In accordance with the terms of the national pooling contract, the Pooling Administrator submits this change order proposal to the FCC for approval.
1.2 Contractual Compliance
The National Pooling Administration function is a contractual relationship between NeuStar and the Federal Communications Commission. Any function performed by the PA beyond its contractual obligations and limitations must be approved by the FCC prior to commencement of that function.
This Change Order is consistent with the wording of Attachment B, Section C of the Thousands-Block Pooling Contractor Technical Requirements, dated November 30, 2000, Sections 2.5 through 2.5.4, which reads as follows:
2.5.4 Changes in the Environment The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

2.0 Background
It is intrinsic to the technology that Voice over Internet Protocol (VoIP) users can be nomadic, and this movement raises issues regarding the ability of VoIP users to access Public Safety Answering Points (PSAPs) in an emergency situation. These issues can be evaluated in light of similar PSAP access issues experienced by roaming wireless users. The wireless industry has addressed these issues through the use of pseudo-ANIs1 (p-ANIs) to establish access to the correct PSAP for a nomadic user with a foreign telephone number.
The term “pseudo-ANI” is defined in the Code of Federal Regulations at 47 CFR § 9.3 as:
A number, consisting of the same number of digits as ANI, that is not a North American Numbering Plan telephone directory number and may be used in place of an ANI to convey special meaning. The special meaning assigned to the pseudo-ANI is determined by agreements, as necessary, between the system originating the call, intermediate systems handling and routing the call, and the destination system.
A similar methodology has been proposed to provide VoIP users’ access to PSAPs, using a type of p-ANI called Emergency Service Query Keys (ESQKs).
On June 3, 2005 the FCC issued the First Report and Order, FCC Docket 05-196, requiring VoIP providers to supply enhanced 9-1-1 (E9-1-1) service capabilities to their customers.2 In Paragraph 1 of that Order, the FCC stated as follows:
we require providers of interconnected VoIP service to provide E911 services to all of their customers as a standard feature of the service, rather than as an optional enhancement. We further require them to provide E911 from wherever the customer is using the service, whether at home or away from home.
On July 25, 2005 the Alliance for Telecommunications Industry Solutions (ATIS) Emergency Service Interconnection Forum (ESIF) submitted to the industry and to the North American Numbering Council (NANC) a document entitled: “Routing Number Authority (RNA) for p-ANIs Used for Routing Emergency Calls — p-ANI Assignment Guidelines and Procedures”3 for comment. On August 5, 2005 the NANC Future of Numbering Working Group established the E9-1-1 p-ANI Issue Management Group (IMG) to address the request by ESIF and to provide a recommendation to the NANC.

[1]	ANI is the acronym for automatic number identification, a service that provides the telephone number of an incoming call. ANI is used for a variety of functions including helping to identify the caller’s address to speed response time to 911 calls.

[2]	FCC First Report and Order and Notice of Proposed Rulemaking in its proceeding regarding the regulation of internet protocol (IP) enabled services (FCC 05-116).

[3]	© 2005 by Alliance for Telecommunications Industry Solutions) created by the Emergency Services Interconnection Forum (ESIF).

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

Working independently, the National Emergency Number Association and the NANC IMG came to the conclusion that an Interim E9-1-1 Routing Number Authority should be appointed to enable VoIP carriers to meet the FCC’s November 28 deadline, while a procurement or other process was undertaken to choose a more permanent RNA. They recommended that the FCC appoint the national pooling administrator to perform this interim function.
Working from the draft guidelines proposed by ESIF for the permanent RNA, the NANC IMG developed interim guidelines for the IRNA to use in the issuance of Emergency Service Query Keys (ESQKs)4 in those areas of the country where no other entity is assigning them. These resources will be taken from the North American Numbering Plan (NANP), specifically from the 211 and 511 NXXS (with the 211 NXX being utilized first) in each applicable NPA. This would enable VoIP services providers to comply with the FCC First Report and Order and Notice of Proposed Rulemaking regarding the regulation of internet protocol (IP) enabled services (FCC 05-116).
The IMG sent its final revised proposed P-ANI Interim Assignment Guidelines for ESQK (Interim Guidelines) to the NANC for approval on September 14, 2005, where they were subsequently revised. Those revised guidelines, dated December 5, 2005, are included in and referenced in the Contract Modification #21.
The Interim Guidelines, as clarified by the FCC letter, will apply to the IRNA and any entities that seek to obtain numbers from the IRNA until such time as guidelines for the permanent RNA can be developed and published, and the FCC can appoint a permanent e9-l-l RNA.

[4]	Like p-ANIs, for a 9-1-1 call, ESQKs allow the designated response center to provide the caller’s location to the responders.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

3.0 NeuStar’s Proposed Solution
In accordance with the terms of the letter from Mr. Navin and the Interim Guidelines, the Pooling Administrator has developed and implemented the following solution.
In a manner similar to our existing pooling administration processes, the IRNA allocates ESQKs in a fair and neutral manner consistent with all the requirements of the Guidelines, to all eligible users, as that term is clarified in the letter from the FCC. ESQK assignments are expected to be made within 5 business days of a complete and valid request. ESQKs will be allocated as requested by eligible users; however, since this is an unregulated environment, no verification will be made regarding the appropriateness and size of the allocation with the corresponding PSAP. In accordance with the Interim Guidelines, the application form contains a statement by which the applicant self-certifies that it has received the authority to apply for the resources from the appropriate e9-1-1-governing authority to provide routing or data retrieval for e9-1-1-traffic to the applicable PSAP.
NeuStar has established a website, www.esqk.com, which is separate from the pooling website. The ESQK website is similar to our pooling website. It is the gateway to the ESQK system where new users can register to obtain access as well as log in to the ESQK system. It supplies access to a user-friendly guide to assist users in navigating the ESQK system, industry-related documents, NeuStar’s conflict resolution process, industry-related website links, and our customer support contact information. For our customer support, we created a dedicated toll-free customer support line and email to support the needs of the industry.
The PA used its experience to develop a secure ESQK system that is backed up regularly and is completely separate from the existing Pooling Administration System (PAS). The secure ESQK system is available to maintain a complete and accurate record of all ESQK transactions, current ESQK “assigned” and “available” status, and the user’s authorization status. Registered users may access the secure database through a use-friendly web-based interface located on the ESQK website. Any registered users that is considered an eligible user “that is licensed or certified by the FCC or a state commission to operate as a telecommunications carrier.” may submit requests for ESQKs as well as view the assigned and available ESQK inventory. The ESQK system currently does not support requests from users to modify information to existing ESQK assignments and requests to voluntary return ESQKs, however they may submit those requests directly to the IRNA, which will retain such requests for the permanent p-ANI Administrator.
Pursuant to Section 9.3 and 9.4 of the Interim Guidelines, the IRNA completed the following tasks prior to the November 1, 2006 implementation.
9.3 Initial Implementation: Before it begins assigning ESQKs, the Interim 9-1-1 UNA must ensure that the ESQKs it assigns are not presently in use. Because it is believed that few ESQKs have been assigned from the 211 NXXs, the Interim 9-1-1 RNA will assign ESQKs only from the 211 NXX unless extenuating circumstances exist. To avoid duplication, the Interim 9-1-1 RNA will first perform the following steps in order until it can determine what numbers are available to be assigned:
1. Ask existing mobile position center (“MPC”) and VPC vendors to provide a list of all the entities that have been assigned pANIs in the 211 NXX, and the entity (and contact information) that assigned the pANI.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

2. Ask each wireless service provider to respectively identify the entity that provides pANIs to it.
3. Ask each E9-1-1 SSP to identify any pANl and entity that it has assigned a p-ANl to from the 211 code. In addition, ask each E9-1-1 SSP to identify any other entities that may perform pANl assignments within its territory (including independents).
9.4 Once it has compiled a list of entities that assign numbers, the Interim 9-1-1 RNA will canvass those entities to determine what, if any, pANIs they have assigned from the 211 NXX. The remaining available pANIs in the 211-NXX in all NPAs will constitute the available pool from which the Interim 9-1-1 RNA will assign ESQKs.
These were time-consuming functions, the success of which was virtually totally dependant upon receipt of information from industry. Individuals on the pooling administration staff began working on these tasks promptly after the receipt of the initial appointment letter.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

4.0 Staff and Administration
Florence Weber, Regional Director, IRNA, manages the IRNA responsibilities, administers ESQKs in compliance with the both the Interim Guidelines and the terms of the letter from the Wireline Bureau, and participates in industry meetings. From the inception of the IRNA to the date of this change order proposal, the IRNA has received only six (6) registrations and one (1) ESQK application. We are aware that some states have recently begun to certify VoIP carriers as CLECs or have issued Orders allowing VoIP carriers to obtain numbering resources, and we recognize that this could increase the volume of registrations and applications. Nevertheless, we are confident that we can manage any such increase in registrations and applications with only a single staff member whose primary responsibility is as the Interim IRNA. Ms. Weber also performs various pooling functions when her attention is not directed at the IRNA, and her time is recorded and billed according to which task she is performing.
In addition to the dedicated IRNA administrator, one additional person from the existing PA staff has been trained to provide backup administration for the ESQK administrator, so that in the event of illness or vacation, the functions can continue to be performed in a timely manner as prescribed by the Guidelines. This person was available to assist the IRNA administrator in the initial implementation period and will continue to be available as needed. Additionally, with the knowledge and consent of the FCC, other members of the PA staff worked prior to the implementation date to process and assess incoming data from existing administrators, to establish processes and user guides, to determine the parameters of the IRNA’s responsibility, to work with state commissions and existing administrators to develop processes to prevent double assignments, to develop the various functionalities of the database, and to design and implement the website.
Operations require ongoing contact with those entities other than the IRNA which continue to assign ESQKs, to assure that double assignment does not occur. In addition, the IRNA Administrator will continue to work closely with the Industry Numbering Committee on any further amendments to the proposed permanent p-ANI guidelines. In the development of those guidelines, the IRNA brought in multiple contributions and provided significant assistance to the INC in cross-referencing the existing numbering guidelines, while participating in the INC meetings.

© NeuStar, Inc. 2007	NeuStar Proprietary and Confidential	8

PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

5.0 Assumptions and Risks
Part of the PA’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
5.1 Assumptions
1. The IRNA function will exist only until the FCC appoints or chooses a permanent e9-l-l RNA.
2. The IRNA will assign non-dialable numbers exclusively out of the 211 and 511 NXXs (with 211 being used first).
3. The IRNA function will be limited to that set forth in the Interim Guidelines as they have been clarified by the letter from the Wireline Competition Bureau. Conversely, the IRNA will not function in a manner inconsistent with the letter. For example, the IRNA will not accept into its system prior operations and transfers of information that would be inconsistent with the letter because it would require us to house and operate p-ANI administration for those not entitled to the resources under the terms of the letter.
4. The IRNA will assign p-ANIs to eligible users only in the geographic locations in which they are certified.
5. Other entities and states already administering p-ANIs will continue to perform that function, and the operation of the IRNA will complement those existing operations until a permanent solution is reached.
6. The IRNA will escalate to the FCC any questions or issues relating to applications for resources, and that escalation will toll the processing period.
7. The IRNA will not perform audits or reclamation.
5.2 Risks
The proposed solution does not present any additional risks to the internal operations of the national pooling administrator.
Because it is a separate system, the system proposed here does not pose any risk to the Pooling Administration System.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

6.0 Cost
Because of the unusual circumstances of this change order proposal, we not only considered the costs that would potentially be incurred in implementing the proposed solution, but also included hours that pooling employees have already spent on this project.
Pooling employees were required to work overtime hours to comply with the FCC’s stated desire that preparation for this project begin as quickly as possible, even before any change order could be developed. We therefore advised the FCC that these charges would be included in the cost as identified in the change order proposal.
Under the assumptions identified above, the maximum cost to implement our proposed solution until August 14, 2007 is $87,460.00, which includes allowance for additional hours on any changes to the proposed permanent guidelines, and any possible increase in activity due to state orders certifying VoIP providers.
This figure includes costs incurred in set-up.

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PAS — Change Order Proposal #48 re: IRNA	Revised August 17, 2007

7.0 Conclusion
In conclusion, the national Pooling Administrator has offered a viable solution that addresses the immediate necessity for an interim e9-l-l Administrator, and we ask that the FCC review and approve this change order proposal.

© NeuStar, Inc. 2007	NeuStar Proprietary and Confidential	11